                                                                     Exhibit 5.3


                                 LAW OFFICES OF
                           SHER GARNER CAHILL RICHTER
                        KLEIN McALISTER & HILBERT, L.L.C.

                               TWENTY-EIGHTH FLOOR
                               909 POYDRAS STREET
                        NEW ORLEANS, LOUISIANA 70112-1033
                            http://www.shergarner.com




LEOPOLD Z. SHER (1)        NEAL J. KLING               EMMA E. DASCHBACH        (1)  LAW CORPORATION
JAMES M. GARNER (2)        KEITH A. KORNMAN (2)        HOWARD T. BOYD, III (2)  (2)  MEMBER OF LOUISIANA AND TEXAS
ELWOOD F. CAHILL, JR.      JOSHUA  S. FORCE (2, 4)     BONITA Y. HAWKINS             BARS
RICHARD P. RICHTER         DEBORAH J. MOENCH           RYAN D. ADAMS            (3)  MEMBER OF LOUISIANA
STEVEN I. KLEIN (1, 5)     KAREN T. HOLZENTHAL         TERRI B. LOUGHLIN             AND ALABAMA
THOMAS  P. McALISTER (2)   DOROTHY S. WATKINS          ELIZABETH A. READY            BARS
PETER L. HILBERT, JR. (1)  LAWRENCE (2)                JACOB A. AIREY           (4)  MEMBER OF LOUISIANA AND CALIFORNIA
MARIE A. MOORE (3)         JOHN T. BALHOFF, II                                       BARS
DEBRA FISCHMAN COTTRELL    EDWARD J. RANTZ, JR.                                 (5)  BOARD CERTIFIED TAX ATTORNEY
ROBERT P. THIBEAUX         ALVIN CHARLES MIESTER, III  OF COUNSEL:                   LOUISIANA BOARD OF LEGAL
DARNELL BLUDWORTH (2)      ASHLEY S. BERGERON          TIMOTHY B. FRANCIS            SPECIALIZATION
MARTHA Y. CURTIS (2)       ELIZABETH S. ROBINS         DAVID A. MARCELLO
                           CHRISTOPHER T. CHOCHELES                             ALL OTHERS LOUISIANA BAR



                                                                  (504) 299-2100
                                                              FAX (504) 299-2300


                                  May 15, 2003


Rexnord Corporation
4701 Greenfield Avenue
Milwaukee, WI 53214

Prager Incorporated
8550 United Plaza Boulevard
Baton Rouge, LA 70809

Latham & Watkins
555 Eleventh Street, N.W.
Suite 1000 Washington, D.C. 20004-1304

         RE: Registration Statement on Form S-4 Relating to $225,000,000 Aggregate Principal Amount of 10 1/8% Senior Subordinated Notes due 2012

Ladies and Gentlemen:

         We have acted as special Louisiana counsel to Prager Incorporated, a Louisiana corporation (the "LOUISIANA SUBSIDIARY"). In connection with the registration of $225,000,000 aggregate principal amount of 10 1/8% Senior Subordinated Notes due 2012 (the "SECURITIES") by Rexnord Corporation, a Delaware corporation (the "COMPANY"), and each of the co-registrants thereto, and the guaranty of the Securities (the "GUARANTY") by the Louisiana Subsidiary and numerous other guarantors (the "ADDITIONAL GUARANTORS"), under the Securities Act of 1933, as amended (the "ACT"), on Form S-4 filed with the Securities and Exchange Commission (the "COMMISSION") on January 9, 2003, and amended on March 19, 2003, April 17, 2003, May 14, 2003 and May 15, 2003 (File No. 333-102428) (the "REGISTRATION STATEMENT"), you have requested our opinion with respect to the matters set forth below. The Securities and the Guaranty will be issued pursuant to an Indenture dated as of November 25, 2002 (the "INDENTURE") by and among the Company, the Louisiana Subsidiary, the Additional Guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee (the "TRUSTEE"). The

                                 LAW OFFICES OF
                           SHER GARNER CAHILL RICHTER
                        KLEIN McALISTER & HILBERT, L.L.C.


Rexnord Corporation
Prager Incorporated
Latham & Watkins
May 15, 2003
PAGE - 2 -


Securities and the Guaranty will be issued in exchange for the Company's outstanding 10 1/8% Senior Subordinated Notes due 2012 on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto. Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

         We do not represent the Louisiana Subsidiary on a general or regular basis and, accordingly, have no detailed information concerning its business or operations. Therefore, nothing contained herein should be construed as an opinion regarding the Louisiana Subsidiary or its operations satisfying or otherwise complying with any local laws or ordinances or laws or ordinances of general application pertaining to the particular business and operations of the Louisiana Subsidiary.

         In arriving at the opinions expressed below, we have examined (a) an executed copy of the Indenture, as well as (b) (i) a copy of the Articles of Incorporation of the Louisiana Subsidiary, certified by the Secretary of the Louisiana Subsidiary (the "ARTICLES OF INCORPORATION"); (ii) a copy of the Bylaws of the Louisiana Subsidiary, certified by the Secretary of the Louisiana Subsidiary (the "BYLAWS"); (iii) a Certificate of Good Standing for the Louisiana Subsidiary from the Louisiana Secretary of State dated November 19, 2002; (iv) resolutions of the Board of Directors of the Louisiana Subsidiary, certified by the Secretary of the Louisiana Subsidiary; and (v) a Certificate of the Louisiana Subsidiary's Secretary with respect to the items set forth above dated November 22, 2002 (the "SECRETARY'S CERTIFICATE"; collectively, items
(b)(i) through (b)(v) are the "CORPORATE DOCUMENTS").

         In arriving at the opinions expressed below, we have made such investigations of law, in each case as we have deemed appropriate as a basis for such opinions.

         In rendering the opinions expressed below, we have assumed, with your permission and without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined, (c) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies, (d) the accuracy of all statements of fact set forth in the Indenture, and (e) the accuracy and completeness of the Corporate Documents. We have made no investigation or inquiry to determine the accuracy of the foregoing assumptions and are not responsible for the effect of the inaccuracy of any of these assumptions on the opinions expressed herein.

         Based upon the foregoing and subject to the foregoing exceptions, we are of the opinion that:

                                 LAW OFFICES OF
                           SHER GARNER CAHILL RICHTER
                        KLEIN McALISTER & HILBERT, L.L.C.


Rexnord Corporation
Prager Incorporated
Latham & Watkins
May 15, 2003
PAGE - 3 -


         1. The Guaranty by the Louisiana Subsidiary set forth in the Indenture has been duly authorized by all necessary corporate action of the Louisiana Subsidiary, and the Guaranty has been duly executed and delivered by the Louisiana Subsidiary.

         The opinions set forth above are subject to the following qualifications and exceptions:

         a. This Opinion is rendered solely as to matters of Louisiana law, and we do not purport to express any opinion herein concerning any law other than the laws of the State of Louisiana. We are not opining as to any securities laws, blue-sky laws, or laws of the United States of America. To the extent, if any, that the laws of any jurisdiction other than the State of Louisiana may be applicable to any of the transactions or documents referred to herein, we express no opinion with respect to any such laws or their effect on any of the transactions or documents.

         b. Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date of this opinion. We undertake no responsibility to advise you of any changes in the law or the facts after the date hereof that would alter the scope or substance of the opinions expressed herein. This Opinion expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

         c. We express no opinion with respect to the enforceability against the Louisiana Subsidiary of the Indenture.

         We consent to your filing this Opinion as an exhibit to the Registration Statement and to the referenced to our firm contained in the heading "Legal Matters" contained in the Prospectus contained therein.


                                Sincerely,

                                /s/ Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.C.

                                Sher Garner Cahill Richter Klein McAlister
                                & Hilbert, L.L.C.